Exhibit 99.1

Cargill and Environmental Power Form Strategic Alliance For Business

Development

Cargill to Work with Farmers and Business Partners to Identify Renewable Energy

and Greenhouse Gas Offset Opportunities

MINNEAPOLIS, and PORTSMOUTH, NH, Oct. 24, 2006 – Cargill, an international provider of food, agricultural and risk management products and services, and Environmental Power Corporation (Amex: EPG), a leader in the renewable biofuels industry, today announced the formation of a strategic alliance involving Environmental Power’s Microgy subsidiary. According to the business development agreement between the parties, Cargill and Microgy will work together to identify opportunities for farmers and others in the food supply chain to turn their waste products into biobased energy and carbon offset credits and share in the resulting revenue streams. The agreement also includes provisions for granting Cargill warrants on the purchase of stock in Environmental Power Corporation.

Microgy builds, owns and manages facilities that produce RNG™ (renewable natural gas) or other energy from food and animal waste, and can earn greenhouse gas production offset credits that could be traded on international carbon credit exchanges.

“We are impressed with Environmental Power Company’s advanced anaerobic digestion technology for extracting biogas from the agri-food waste stream,” said Eugenio Meschini, managing director of Cargill Emission Reductions Services. “Beyond producing clean, reliable energy, this technology may help our customers and business partners manage their waste and improve their bottom lines.”

“We believe that the expertise of Cargill, coupled with the value created by Microgy’s renewable energy and carbon credit production facilities, will propel our roll-out of RNG production capacity in major agricultural and food industry markets throughout North America,” said Rich Kessel, president and chief executive officer of Environmental Power. “We are proud that Cargill has recognized our strengths in choosing us to help them provide collaborative solutions to customers. We are very excited by this alliance and believe that it will move Environmental Power past the inflection point on our growth path and position us to capitalize rapidly on the large market potential for our renewable natural gas and carbon offset facilities.”

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary technology for the extraction of methane gas from animal and food industry wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

ABOUT CARGILL

Cargill is an international provider of food, agricultural and risk management products and services. With 149,000 employees in 63 countries, the company is committed to using its knowledge and experience to collaborate with customers to help them succeed.

Cargill Emission Reduction Services, an emerging business within Cargill, was created to originate, develop and market emission reductions and renewable energy projects around the world. Building on Cargill’s global expertise in risk management, CERS helps Cargill customers meet the challenges of greenhouse gases. For more information visit the Company’s website at www.cargill.com.

CAUTIONARY STATEMENT FOR ENVIRONMENTAL POWER

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” “proposed,” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies; uncertainties regarding project financing, the lack of binding commitments and/or the need to negotiate and execute definitive agreements for the construction and financing of projects, the sale of project output, the supply of substrate and other requirements and for other matters; financing and cash flow requirements and uncertainties; inexperience with the development of multi-digester projects; risks relating to fluctuations in the price of commodity fuels like natural gas, and our inexperience with managing such risks; difficulties involved in developing and executing a business plan; difficulties and uncertainties regarding acquisitions; technological uncertainties; including those relating to competing products and technologies; risks relating to managing and integrating acquired businesses; unpredictable developments; including plant outages and repair requirements; the difficulty of estimating construction, development, repair and maintenance costs and timeframes; the uncertainties involved in estimating insurance and implied warranty recoveries, if any; the inability to predict the course or outcome of any negotiations with parties involved with our projects; uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses; uncertainties relating to government and regulatory policies and the legal environment; uncertainties relating to the availability of tax credits, deductions, rebates and similar incentives; intellectual property issues; the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT

Rich Kessel, President and CEO of Environmental Power Corporation

(603) 431-1780

ktejwani@environmentalpower.com

Environmental Power Public Relations Contact:

John Abrashkin, Ricochet Public Relations

(212) 679-3300 x121

jabrashkin@ricochetpr.com

Environmental Power Investor Relations Contact:

John Baldissera, BPC Financial Marketing

1-800-368-1217

Cargill Contact

Bill Brady, Cargill Public Affairs

(952) 742-6608

(612) 807-9599 (mobile)

bill_brady@cargill.com

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